Exhibit 99.1

Leslie’s, Inc. Announces Fourth Quarter & Fiscal 2024 Financial Results;

Provides First Quarter Fiscal 2025 Outlook

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Sales of $397.9 million in the fourth quarter and $1,330.1 million in fiscal 2024
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Net loss of $9.9 million in the fourth quarter and $23.4 million in fiscal 2024
•
Adjusted EBITDA of $43.0 million in the fourth quarter and $108.7 million in fiscal 2024
•
Diluted earnings per share of $(0.05) in the fourth quarter and $(0.13) in fiscal 2024
•
Adjusted diluted earnings per share of $0.02 in the fourth quarter and $(0.01) in fiscal 2024

PHOENIX, AZ – November 25, 2024 – Leslie’s, Inc. (“Leslie’s”, “we”, “our”, “its”, or “Company”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the fourth quarter and fiscal 2024.

Jason McDonell, Chief Executive Officer, said, “Our fourth quarter results were in line with our revised expectations on the top-line, and we saw strong performance in our Pro segment with some continued softness in store traffic and larger-ticket and discretionary categories. Profitability was affected by deleverage from the sales decline and a one-time contract item, though we have remained disciplined on SG&A expenses.”

McDonell added, “While we continue to operate in a dynamic environment, which has been felt acutely across the pool industry for the last two years, I see a bright future and compelling opportunities for Leslie’s. Since joining Leslie’s in September, I’ve been in the market talking with customers, vendors, and associates and it’s clear that Leslie’s is a trusted brand with a rich legacy and a strong market leadership position. I see meaningful opportunities to enhance these attributes and build on our competitive advantages by putting the customer at the center of everything we do. With the customer as our north star, we are developing and beginning to execute on the strategy and initiatives to drive long-term profitable growth. I look forward to detailing our strategic roadmap in the coming quarters and thank all of our stakeholders for their support as we build a stronger future together.”

Fourth Quarter Highlights

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Sales were $397.9 million, a decrease of 8.0% compared to $432.4 million in the prior year period. Comparable sales decreased 8.3%. Non-comparable sales from acquisitions and new stores contributed $1.5 million in the period.
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Gross profit was $143.2 million, a decrease of 10.6% compared to $160.2 million in the prior year period. Gross margin was 36.0% compared to 37.0% in the prior year period. The decrease in gross margin rate was driven by deleverage on occupancy and distribution costs, as well as a one-time item of approximately $5 million related to rebates and warranties on a contract that has since been revised.
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Selling, general and administrative expenses (“SG&A”) were $116.8 million, a decrease of 4.0% compared to $121.6 million in the prior year period.
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Operating income was $26.4 million compared to $38.5 million in the prior year period.
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Interest expense was $17.0 million compared to $17.2 million in the prior year period.

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A valuation allowance of approximately $11 million was established to provide an offset to the Company’s deferred tax assets. This non-cash item is subject to change as the realization of future deferred tax assets changes over time.
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Net (loss) income was $(9.9) million compared to $16.5 million in the prior year period.
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Adjusted net income was $4.4 million compared to $25.7 million in the prior year period.
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Diluted earnings per share was $(0.05) compared to $0.09 in the prior year period. Adjusted diluted earnings per share was $0.02 compared to $0.14 in the prior year period.
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Adjusted EBITDA was $43.0 million compared to $59.5 million in the prior year period. The decrease was primarily driven by lower sales volume during the period. Decreases in product rate and occupancy deleverage were largely offset by lower SG&A and a reduction in inventory adjustments.

Fiscal 2024 Highlights

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Sales decreased 8.3% to $1,330.1 million compared to $1,451.2 million in the prior year. Comparable sales decreased 8.8%. Non-comparable sales including acquisitions and new stores contributed $7.9 million for the year.
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Gross profit decreased 13.0% to $476.8 million compared to $548.2 million in the prior year. Gross margin decreased to 35.8% from 37.8% in the prior year period. The decrease in gross margin was primarily driven by negative impacts of 121 basis points from a decreased product rate, 94 basis points from deleverage on occupancy costs, and 50 basis points from the expensing of previously capitalized distribution costs due to significant reductions in inventory during the year. These impacts were partially offset by a 72 basis point reduction in inventory adjustments and distribution costs.
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SG&A decreased $26.4 million to $419.7 million compared to $446.0 million in the prior year.
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Operating income was $57.1 million compared to $102.2 million in the prior year.
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Interest expense increased $5.0 million to $70.4 million compared to $65.4 million in the prior year.
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Net (loss) income was $(23.4) million compared to $27.2 million in the prior year.
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Adjusted net (loss) income was $(1.1) million compared to $51.1 million in the prior year.
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Diluted earnings per share was $(0.13) compared to $0.15 in the prior year. Adjusted diluted earnings per share was $(0.01) compared to $0.28 in the prior year.
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Adjusted EBITDA was $108.7 million compared to $168.1 million in the prior year. The decrease was primarily driven by lower sales volume during the period. Decreases in product rate and increases in occupancy and distribution costs were largely offset by lower SG&A and a reduction in inventory adjustments.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $108.5 million as of September 28, 2024, an increase of $53.1 million, compared to $55.4 million as of September 30, 2023.
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Inventories totaled $234.3 million as of September 28, 2024, a decrease of $77.5 million or 24.9%, compared to $311.8 million as of September 30, 2023.
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Funded debt was $783.7 million as of September 28, 2024 compared to $789.8 million as of September 30, 2023. There were no outstanding borrowings on our revolving credit facility as of September 28, 2024 and September 30, 2023.
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The effective rate on our term loan during fiscal 2024 was 8.1% compared to 8.2% during fiscal 2023.
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Net cash provided by operating activities totaled $107.5 million in fiscal 2024 compared to $6.5 million in fiscal 2023.
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Capital expenditures totaled $47.2 million in fiscal 2024 compared to $38.6 million in fiscal 2023.

First Quarter Fiscal 2025 Outlook

The Company expects the following for the first quarter of fiscal 2025:

Sales	$169 million to $176 million
Gross profit	$45 million to $48 million
Net loss	$(41) million to $(39) million
Adjusted net loss	$(39) million to $(37) million
Adjusted EBITDA	$(29) million to $(27) million
Adjusted diluted loss per share	$(0.21) to $(0.20)
Diluted weighted average shares outstanding	185 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

A conference call to discuss the Company’s financial results for the fourth quarter and fiscal 2024 is scheduled for today, Monday, November 25, 2024 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.lesliespool.com/ for 90 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces.

Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share

Adjusted net income (loss) and Adjusted diluted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted diluted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, value proposition, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including high interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products, including evolving legal standards and regulations concerning environmental, social and governance (“ESG”) matters;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended September 28, 2024 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time-to-time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Matthew Skelly

Vice President, Investor Relations

Leslie’s, Inc.

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Sales	$397,859	$432,370	$1,330,121	$1,451,209
Cost of merchandise and services sold	254,645	272,209	853,331	902,986
Gross profit	143,214	160,161	476,790	548,223
Selling, general and administrative expenses	116,795	121,617	419,673	446,044
Operating income	26,419	38,544	57,117	102,179
Other expense:
Interest expense	17,015	17,156	70,395	65,438
Total other expense	17,015	17,156	70,395	65,438
Income (loss) before taxes	9,404	21,388	(13,278)	36,741
Income tax expense	19,328	4,907	10,101	9,499
Net (loss) income	$(9,924)	$16,481	$(23,379)	$27,242
Earnings per share:
Basic	$(0.05)	$0.09	$(0.13)	$0.15
Diluted	$(0.05)	$0.09	$(0.13)	$0.15
Weighted average shares outstanding:
Basic	184,936	184,181	184,694	183,839
Diluted	184,936	184,782	184,694	184,716

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Adjusted EBITDA	$42,972	$59,466	$108,744	$168,149
Adjusted net income (loss)	$4,380	$25,743	$(1,084)	$51,113
Adjusted diluted earnings per share	$0.02	$0.14	$(0.01)	$0.28
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	September 28, 2024	September 30, 2023
Assets	(Unaudited)	(Audited)
Current assets
Cash and cash equivalents	$108,505	$55,420
Accounts and other receivables, net	45,467	29,396
Inventories	234,283	311,837
Prepaid expenses and other current assets	34,179	23,633
Total current assets	422,434	420,286
Property and equipment, net	98,447	90,285
Operating lease right-of-use assets	270,488	251,460
Goodwill and other intangibles, net	215,127	218,855
Deferred tax assets	4,168	7,598
Other assets	39,661	45,951
Total assets	$1,050,325	$1,034,435
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	67,622	58,556
Accrued expenses and other current liabilities	106,712	90,598
Operating lease liabilities	63,357	62,794
Income taxes payable	1,519	5,782
Current portion of long-term debt	8,100	8,100
Total current liabilities	247,310	225,830
Operating lease liabilities, noncurrent	209,067	193,222
Long-term debt, net	769,065	773,276
Other long-term liabilities	2,032	3,469
Total liabilities	1,227,474	1,195,797
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 184,969,296 and 184,333,670 issued and outstanding as of September 28, 2024 and September 30, 2023, respectively.	185	184
Additional paid in capital	106,871	99,280
Retained deficit	(284,205)	(260,826)
Total stockholders’ deficit	(177,149)	(161,362)
Total liabilities and stockholders’ deficit	$1,050,325	$1,034,435

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Year Ended
	September 28, 2024	September 30, 2023
	(Unaudited)	(Audited)
Operating Activities
Net (loss) income	$(23,379)	$27,242
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	33,078	34,142
Equity-based compensation	8,589	11,703
Amortization of deferred financing costs and debt discounts	2,191	2,100
Provision for doubtful accounts	1,466	193
Deferred income taxes	3,430	(6,330)
Loss on asset and contract dispositions	464	6,396
Changes in operating assets and liabilities:
Accounts and other receivables	(18,684)	16,101
Inventories	85,879	54,331
Prepaid expenses and other current assets	(1,019)	(3,466)
Other assets	6,861	(9,990)
Accounts payable	1,889	(97,900)
Accrued expenses	4,817	(22,148)
Income taxes payable	(4,263)	(6,729)
Operating lease assets and liabilities, net	6,147	825
Net cash provided by operating activities	107,466	6,470
Investing Activities
Purchases of property and equipment	(47,244)	(38,577)
Business acquisitions, net of cash acquired	—	(15,549)
Proceeds from asset dispositions	81	1,587
Net cash used in investing activities	(47,163)	(52,539)
Financing Activities
Borrowings on Revolving Credit Facility	140,500	264,000
Payments on Revolving Credit Facility	(140,500)	(264,000)
Repayment of long-term debt	(6,075)	(8,100)
Payment on finance lease	(145)	—
Payment of deferred financing costs	—	(347)
Payments of employee tax withholdings related to restricted stock vesting	(998)	(2,357)
Net cash used in financing activities	(7,218)	(10,804)
Net increase (decrease) in cash and cash equivalents	53,085	(56,873)
Cash and cash equivalents, beginning of year	55,420	112,293
Cash and cash equivalents, end of year	$108,505	$55,420
Supplemental Information:
Interest	$63,242	$63,059
Income taxes, net of refunds received	10,933	22,559

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

	Three Months Ended		Year Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net (loss) income	$(9,924)	$16,481	$(23,379)	$27,242
Interest expense	17,015	17,156	70,395	65,438
Income tax expense	19,328	4,907	10,101	9,499
Depreciation and amortization expense(1)	8,659	8,573	33,078	34,142
Equity-based compensation expense(2)	967	2,607	8,650	12,067
Strategic project costs(3)	1,025	241	2,083	3,004
Executive transition costs and other(4)	5,902	9,501	7,816	16,757
Adjusted EBITDA	$42,972	$59,466	$108,744	$168,149

	Three Months Ended		Year Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net (loss) income	$(9,924)	$16,481	$(23,379)	$27,242
Equity-based compensation expense(2)	967	2,607	8,650	12,067
Strategic project costs (3)	1,025	241	2,083	3,004
Executive transition costs and other (4)	5,902	9,501	7,816	16,757
Changes in valuation allowance (5)	11,177	—	11,177	—
Tax effects of these adjustments(6)	(4,767)	(3,087)	(7,431)	(7,957)
Adjusted net income (loss)	$4,380	$25,743	$(1,084)	$51,113

Diluted earnings per share	$(0.05)	$0.09	$(0.13)	$0.15
Adjusted diluted earnings per share	$0.02	$0.18	$(0.01)	$0.28
Weighted average shares outstanding
Basic	184,936	184,181	184,694	183,839
Diluted	184,954	184,782	184,694	184,716
(1)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and SG&A in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacements of systems that have been no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. These items are reported in SG&A in our condensed consolidated statements of operations.
(4)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(5)
Represents a change in valuation allowance for deferred taxes that management does not believe are indicative of our ongoing operations. This item is reported in income tax expense in our consolidated statements of operations and we note they may reoccur in the future.
(6)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax expense (benefit) in our condensed consolidated statements of operations.